UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2015
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Libbey Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In an effort to reduce the number of executives covered by employment agreements and to align the severance and change in control benefits payable to non-CEO executive officers within Libbey Inc. (the “Company”), on September 14, 2015, the Company notified Susan A. Kovach, Vice President, General Counsel and Secretary, and Timothy T. Paige, Vice President, Human Resources, that:

•	the employment agreements to which they and the Company are party will be terminated effective December 31, 2015; and

•
effective January 1, 2016, they will be covered by the Company’s Executive Severance Compensation Policy, a copy of which is attached as Exhibit 10.19 to the Company’s Form 10-Q for the quarter ended June 30, 2015.

In addition, on September 14, 2015, the Company entered into change in control agreements with each of Ms. Kovach and Mr. Paige. Each of those change in control agreements is in substantially the same form as the change in control agreements to which all other non-CEO executive officers of the Company are party. The Company’s CEO, Stephanie Streeter, continues to be covered by the previously-disclosed employment agreement between the Company and her.

Accordingly, if the Company were to terminate the employment of an executive officer (other than Ms. Streeter) without cause, and if no change in control has occurred such that the obligations under the applicable change in control agreement would be triggered, the executive officer would be entitled, pursuant to the Executive Severance Compensation Policy, to:

•	Accrued pay and benefits (other than vacation pay) through the date of termination

•	Continuation of base salary for 52 weeks

•	Payment, in a lump sum on the first payroll date after the date of termination, of an amount equal to the executive’s target annual incentive

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With respect to the executive's annual incentive compensation opportunity during the year in which the date of termination occurs, payment, between January 1 and March 15 of the year following the year of termination, of a prorated amount, based on actual performance for the year

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For 12 complete months following the date of termination, continuation of the executive’s medical, prescription drug and dental benefits, provided the executive pays the active-employee contributions for these benefits

•	For a period of one year from the date of termination, executive outplacement services

The Company’s obligation to provide the benefits contemplated under the Executive Severance Compensation Policy or the change in control agreements is subject to the executive’s agreement to release claims against Libbey and the executive’s agreement to certain covenants, including without limitation covenants to maintain the confidentiality of Libbey’s proprietary information, and covenants not to compete, to interfere with customer accounts, to divert business opportunities, to solicit employees and to disparage the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant
Date: September 15, 2015	By:	/s/ Susan Allene Kovach
Susan Allene Kovach
Vice President, General Counsel & Secretary